Exhibit 99.1

Brightcove Announces Financial Results for First Quarter Fiscal Year 2024

BOSTON, MA (May 8, 2024) – Brightcove Inc. (Nasdaq: BCOV), the world’s most trusted streaming technology company, today announced financial results for the first quarter ended March 31, 2024.

“We delivered strong first quarter results that were at or above the high-end of our guidance ranges, highlighted by our second straight quarter of revenue growth, our third consecutive quarter of double-digit adjusted EBITDA margins, and an increase in our cash balance of over $4 million. We also improved the long-term stability of our business with more longer-term deals, record backlog and record average revenue per customer. Our focus remains on returning the company to more consistent revenue growth while continuing to deliver meaningful EBITDA and cash flow,” said Marc DeBevoise, Brightcove’s Chief Executive Officer.

First Quarter 2024 Financial Highlights:

• Revenue for the first quarter of 2024 was $50.5 million, an increase of 3% compared to $49.1 million for the first quarter of 2023. Subscription and support revenue was $48.0 million, an increase of 2% compared to the first quarter of 2023.

• Gross profit for the first quarter of 2024 was $30.9 million, representing a gross margin of 61%, compared to gross profit of $28.8 million, representing a gross margin of 59% for the first quarter of 2023. Non-GAAP gross profit for the first quarter of 2024 was $31.7 million, representing a non-GAAP gross margin of 63%, compared to non-GAAP gross profit of $29.6 million, representing a non-GAAP gross margin of 60% for the first quarter of 2023. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense, the amortization of acquired intangible assets and restructuring and other expenses.

• Income (loss) from operations was $2.0 million for the first quarter of 2024, compared to ($10.7) million for the first quarter of 2023. Non-GAAP operating income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, restructuring and other expenses, and gain on sale of assets, was $984,000 for the first quarter of 2024, compared to ($5.6) million during the first quarter of 2023.

• Net income (loss) was $1.6 million, or $0.04 per diluted share, for the first quarter of 2024. This compares to ($11.7) million, or ($0.28) per diluted share, for the first quarter of 2023. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, restructuring and other expenses, and gain on sale of assets, was $546,000 for the first quarter of 2024, or $0.01 per diluted share, compared to ($6.6) million for the first quarter of 2023, or ($0.15) per diluted share.

• Adjusted EBITDA was $5.0 million for the first quarter of 2024, representing an adjusted EBITDA margin of 10% compared to adjusted EBITDA of negative $2.7 million for the first quarter of 2023. Adjusted EBITDA excludes stock-based compensation expense, merger-related expenses, restructuring and other expenses, gain on sales of assets, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

• Cash flow provided by operations was $2.0 million for the first quarter of 2024, compared to cash flow used by operations of $12.6 million for the first quarter of 2023.

• Free cash flow was negative $1.0 million after the company invested $3.0 million in capital expenditures and capitalization of internal-use software during the first quarter of 2024. Free cash flow was negative $17.5 million for the first quarter of 2023.

• Cash and cash equivalents were $22.9 million as of March 31, 2024 compared to $18.6 million on December 31, 2023.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other First Quarter and Recent Highlights/Updates:

• Announced the hiring of John Wagner as the Chief Financial Officer (CFO). Mr. Wagner brings more than two decades of strategic and operational financial leadership experience within the technology industry. He brings extensive experience managing and scaling financial operations to support growth and profitability in addition to public and private capital raising and acquisitions. Most recently, Wagner served for nine years as the CFO of EverQuote, an online insurance marketplace, where he oversaw the company’s successful initial public offering (IPO) and led the finance organization for five years post-IPO. He’s also held senior executive financial roles at various software companies, including Carbonite, Constant Contact, NuoDB, and Salesnet.

• Successfully monetized a portion of Brightcove’s patent portfolio for $6 million. This strategic and value-enhancing transaction increased the amount of cash on the Company’s balance sheet by more than 30% while maintaining on a perpetual basis the ability to use the technology covered by the patents in Brightcove’s products for current and future customers.

• Signed new, renewed or expanded the relationship with a diverse set of notable customers in the first quarter. This includes media companies such as Acun Media, Watch It, and Red Venure’s CNET Media Group, sports organizations like Ironman, Netball Australia, and Little League Baseball and hundreds more across the Technology, Healthcare/Pharma and Finance verticals.

• Entered into a strategic partnership with Google Ad Manager to enhance its Ad Monetization service. This collaboration expands Brightcove’s offering by supporting current and future customers that leverage Google Ad Manager’s comprehensive digital advertising sales platform for their digital ad operations.

• Launched “Publisher Insights” a new capability within the Media Studio Premium solution. Publisher Insights builds on Brightcove’s Audience Insights to provide real-time analytics specifically for news organizations and other content providers focused on real-time-driven content. The product enables news organizations to quickly identify stories that drive viewer interest and help shape effective audience engagement strategies.

• Launched Cloud Playout 2.0, which enhances media companies’ ability to create, distribute, and monetize channels. Building upon the initial success of Cloud Playout, version 2.0 enables customers to extend their reach, streamline workflows, and optimize content with first-party data and analytics.

• Added new cloud-based video editing capabilities to our streaming technology platform. The new core functionality, which is included in the Marketing and Communications Studios, significantly simplifies content creation, including repurposing existing video content into “snackable” highlights for specific audiences, making it simple to package employee-generated content and develop promotional video content for promotions and sales campaigns.

• 12-month Backlog (which we define as the aggregate amount of committed subscription revenue related to future performance obligations in the next 12 months) was $127.3 million, a 2% decrease year-over-year from $129.3 million at the end of the first quarter 2023. Total backlog hit an all-time record of $185.4 million, a 2% increase year-over-year from $181.3 million at the end of the first quarter 2023.

• Average annual subscription revenue per premium customer hit an all-time record of $98,000 in the first quarter of 2024, excluding starter edition customers who had average annualized revenue of $4,300 per customer. The average annual subscription revenue per premium customer increased 10% year-over-year compared to $89,400 in the first quarter of 2023.

• Ended the first quarter of 2024 with 2,502 customers, of which 1,992 were premium.

Business Outlook:

Based on information as of today, May 8, 2024, the Company is issuing the following business updates and financial guidance.

Second Quarter 2024 Guidance:

• Revenue is expected to be in the range of $47.5 million to $48.5 million, including approximately $1.8 million of professional services revenue and $0.8 million of overages.

• Non-GAAP income (loss) from operations is expected to be in the range of ($2.0) million to ($1.0) million, which excludes stock-based compensation of approximately $2.8 million, restructuring and other expenses of $0.7 million and the amortization of acquired intangible assets of approximately $0.9 million.

• Adjusted EBITDA is expected to be in the range of $2.0 million to $3.0 million, which excludes stock-based compensation of approximately $2.8 million, restructuring and other expenses of $0.7 million, the amortization of acquired intangible assets of approximately $0.9 million, depreciation expense of approximately $4.3 million, and other (income) expense and the provision for income taxes of approximately $0.3 million.

• Non-GAAP net loss per diluted share is expected to be ($0.05) to ($0.03), which excludes stock-based compensation of approximately $2.8 million, restructuring and other expenses of $0.7 million, the amortization of acquired intangible assets of approximately $0.9 million, and assumes approximately 44.7 million weighted-average shares outstanding.

Full Year 2024 Guidance:

• Revenue is expected to be in the range of $195.0 million to $198.0 million, including approximately $8.0 million of professional services revenue and approximately $3.5 million of overages.

• Non-GAAP income (loss) from operations is expected to be in the range of ($3.0) million to ($1.0) million, which excludes stock-based compensation of approximately $10.7 million, the amortization of acquired intangible assets of approximately $3.7 million, restructuring and other expenses of $2.5 million, and gain on sale of assets of $6.0 million.

• Adjusted EBITDA is expected to be in the range of $14.0 million to $16.0 million, which excludes stock-based compensation of approximately $10.7 million, the amortization of acquired intangible assets of approximately $3.7 million, restructuring and other expenses of $2.5 million, gain on the sale of patents of $6.0 million, depreciation expense of approximately $16.7 million, and other (income) expense and the provision for income taxes of approximately $1.4 million.

• Non-GAAP income (loss) per diluted share is expected to be ($0.10) to ($0.05), which excludes stock-based compensation of approximately $10.7 million, the amortization of acquired intangible assets of approximately $3.7 million, restructuring and other expenses of $2.5 million, gain on sale of assets of $6.0 million, and assumes approximately 44.6 million weighted-average shares outstanding.

Earnings Stream Information:

Brightcove earnings will be streamed on May 8, 2024, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the live stream, visit the “Investors” page of the Company’s website, http://investor.brightcove.com. Once the live stream concludes, an on-demand recording will be available on Brightcove’s Investor page for a limited time at http://investor.brightcove.com.

About Brightcove Inc. (NASDAQ: BCOV)

Brightcove creates the world’s most reliable, scalable, and secure streaming technology solutions to build a greater connection between companies and their audiences, no matter where they are or on which devices they consume content. In more than 60 countries, Brightcove’s intelligent video platform enables businesses to sell to customers more effectively, media leaders to stream and monetize content more reliably, and every organization to communicate with team members more powerfully. With two Technology and Engineering Emmy® Awards for innovation, uptime that consistently leads the industry, and unmatched scalability, we continuously push the boundaries of what video can do. Follow Brightcove on LinkedIn, X, Facebook, Instagram, Threads, and YouTube. Visit Brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter and full year 2024, our position to execute on our growth strategy, the effects of our restructuring efforts, the long-term stability of our business, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the effect of macro-economic conditions currently affecting the global economy; our ability to retain existing customers and acquire new ones; our history of losses; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; our restructuring efforts, including risks that the related costs and charges may be greater than anticipated and that the restructuring efforts may not generate their intended benefits, may adversely affect the Company’s internal programs and the Company’s ability to recruit and train skilled and motivated personnel, and may be distracting to employees and management; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and similar disclosures in our subsequent filings with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA, non-GAAP diluted net income (loss) per share, and revenue and adjusted EBITDA on a constant currency basis. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, amortization of acquired intangible assets, merger-related expenses, gain on sales of assets, restructuring and other (benefit) expense. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus other income/expense, including interest expense and interest income, the provision for income taxes, depreciation expense, the amortization of acquired intangible assets, stock-based compensation expense, merger-related expenses, gain on sales of assets, restructuring and other (benefit) expense. Merger-related expenses include fees incurred in connection with an acquisition and restructuring expenses include primarily cash severance costs. Revenue and adjusted EBITDA on a constant currency basis reflect our revenues and adjusted EBITDA using exchange rates used for Brightcove’s Fiscal Year 2024 outlook on Brightcove’s press release on February 22, 2024. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Sara Griggs, 929-888-4866

sgriggs@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$22,869	$18,615
Accounts receivable, net of allowance	35,222	33,451
Prepaid expenses and other current assets	20,264	18,333

Total current assets	78,355	70,399
Property and equipment, net	41,007	42,476
Operating lease right-of-use asset	15,483	16,233
Intangible assets, net	5,446	6,368
Goodwill	74,859	74,859
Other assets	5,307	5,772

Total assets	$220,457	$216,107

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,386	$14,422
Accrued expenses	18,847	17,566
Operating lease liability	4,218	4,486
Deferred revenue	71,843	68,155

Total current liabilities	106,294	104,629
Operating lease liability, net of current portion	16,745	17,358
Other liabilities	154	207

Total liabilities	123,193	122,194
Stockholders’ equity:
Common stock	45	44
Additional paid-in capital	331,001	328,918
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(1,543)	(1,236)
Accumulated deficit	(231,368)	(232,942)

Total stockholders’ equity	97,264	93,913

Total liabilities and stockholders’ equity	$220,457	$216,107

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue:
Subscription and support revenue	$47,969	$47,102
Professional services and other revenue	2,512	1,961

Total revenue	50,481	49,063
Cost of revenue: (1) (2)
Cost of subscription and support revenue	16,807	18,265
Cost of professional services and other revenue	2,815	2,002

Total cost of revenue	19,622	20,267

Gross profit	30,859	28,796

Operating expenses: (1) (2)
Research and development	8,849	9,866
Sales and marketing	16,454	19,465
General and administrative	9,544	10,064
Merger-related	—	145
Gain on sale of assets	(6,000)	—

Total operating expenses	28,847	39,540

Income (loss) from operations	2,012	(10,744)
Other expense, net	(38)	(543)

Income (loss) before income taxes	1,974	(11,287)
Provision for income taxes	400	427

Net income (loss)	$1,574	$(11,714)

Net income (loss) per share—basic and diluted
Basic	$0.04	$(0.28)
Diluted	0.04	(0.28)

Weighted-average shares—basic and diluted
Basic	43,983	42,528
Diluted	44,098	42,528

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$106	$138
Cost of professional services and other revenue	40	100
Research and development	315	688
Sales and marketing	354	1,169
General and administrative	1,398	1,448
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$520	$601
Sales and marketing	402	416

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net income (loss)	$1,574	$(11,714)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	4,917	3,949
Stock-based compensation	2,213	3,543
Provision for reserves on accounts receivable	(81)	67
Gain on sale of assets	(6,000)	—
Changes in assets and liabilities:
Accounts receivable	(1,800)	(14,713)
Prepaid expenses and other current assets	(898)	(986)
Other assets	465	314
Accounts payable	(3,878)	956
Accrued expenses	1,727	(3,999)
Operating leases	(130)	(81)
Deferred revenue	3,918	10,032

Net cash provided by (used in) operating activities	2,027	(12,632)

Investing activities
Proceeds from sale of assets	6,000	—
Purchases of property and equipment, net of returns	(817)	(952)
Capitalization of internal-use software costs	(2,182)	(3,930)

Net cash provided by (used in) investing activities	3,001	(4,882)

Financing activities
Deferred acquisition payments	—	(1,700)
Other financing activities	(239)	(225)

Net cash used in financing activities	(239)	(1,925)

Effect of exchange rate changes on cash and cash equivalents	(535)	23

Net increase (decrease) in cash and cash equivalents	4,254	(19,416)
Cash and cash equivalents at beginning of period	18,615	31,894

Cash and cash equivalents at end of period	$22,869	$12,478

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Income (Loss) From Operations, GAAP Net Income (Loss) and GAAP Net Income (Loss) Per Share to Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
GROSS PROFIT:
GAAP gross profit	$30,859	$28,796
Stock-based compensation expense	146	238
Amortization of acquired intangible assets	520	601
Restructuring and other	172	—

Non-GAAP gross profit	$31,697	$29,635

INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	$2,012	$(10,744)
Stock-based compensation expense	2,213	3,543
Amortization of acquired intangible assets	922	1,017
Merger-related	—	145
Restructuring and other	1,837	427
Gain on sale of assets	(6,000)	—

Non-GAAP income (loss) from operations	$984	$(5,612)

NET INCOME (LOSS) :
GAAP net income (loss)	$1,574	$(11,714)
Stock-based compensation expense	2,213	3,543
Amortization of acquired intangible assets	922	1,017
Merger-related	—	145
Restructuring and other	1,837	427
Gain on sale of assets	(6,000)	—

Non-GAAP net income (loss)	$546	$(6,582)

GAAP diluted net income (loss) per share	$0.04	$(0.28)

Non-GAAP diluted net income (loss) per share	$0.01	$(0.15)

Shares used in computing GAAP diluted net income (loss) per share	44,098	42,528
Shares used in computing Non-GAAP diluted net income (loss) per share	44,098	42,528

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$1,574	$(11,714)
Other (income) expense, net	38	543
Provision for income taxes	400	427
Depreciation and amortization	4,917	3,949
Stock-based compensation expense	2,213	3,543
Merger-related	—	145
Restructuring and other	1,837	427
Gain on sale of assets	(6,000)	—

Adjusted EBITDA	$4,979	$(2,680)

Brightcove Inc.

Reconciliation of Revenue on a Constant Currency Basis and Calculation of Adjusted EBITDA on a Constant Currency Basis

(in thousands)

Three Months Ended March 31,
2024
Total revenue	$50,481
Constant currency adjustment	220

Total revenue on a constant currency basis	$50,701

Three Months Ended March 31,
2024
Adjusted EBITDA	$4,979
Constant currency adjustment	100

Adjusted EBITDA on a constant currency basis	$5,079